EXHIBIT 32.2

SECTION 1350 CERTIFICATION*

In connection with the Quarterly Report of Designer Brands Inc. (the "Company") on Form 10-Q for the period ended October 30, 2021 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, Jared Poff, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 7, 2021	By:	/s/ Jared Poff
Jared Poff
Executive Vice President and Chief Financial Officer

*    This Certification is being furnished as required by Rule 13a-14(b) under the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.